EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report of Deltasoft Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2026, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Andrey Novokhatski, Principal Executive, Financial and Accounting Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 12, 2026	By: /s/ Andrey Novokhatski

Name: Andrey Novokhatski

Title: Chief Executive Officer and Director (Principal Executive Officer), Chief Operating Officer,

Chief Financial Officer (Principal Financial and Accounting Officer)